Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

i

ARTICLE VII MISCELLANEOUS		42

7.1	Termination	42
7.2	Fees and Expenses	43
7.3	Entire Agreement	43
7.4	Amendments; Waivers	43
7.5	Notices	43
7.6	Construction	44
7.7	Successors and Assigns	44
7.8	Persons Entitled to Benefit of Agreement	44
7.9	Governing Law; Venue; Waiver of Jury Trial	44
7.10	Execution	45
7.11	Survival	45
7.12	Severability	45
7.13	Replacement of Certificate	45
7.14	Remedies	45
7.15	Adjustments in Share Numbers and Prices	46
7.16	Independent Nature of Investors’ Obligations and Rights	46

ii

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 29, 2014, by and between Ikanos Communications, Inc., a Delaware corporation (the “Company”), Alcatel-Lucent Participations, S.A (“ALU Part”), and Tallwood III, L.P., a Delaware limited partnership (“Tallwood III”), Tallwood III Partners, L.P., a Delaware limited partnership (“Tallwood III Partners”), and Tallwood III Associates, L.P., a Delaware limited partnership (“Tallwood III Associates”) (collectively, the “TWVC Funds”). ALU Part and the TWVC Funds are together hereinafter referred to as the “Investors” and each individually, an “Investor”).

BACKGROUND

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Investors wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate of thirty nine million six hundred thirty four thousand one hundred forty four (39,634,144) shares (the “Common Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”).

C. Concurrently with the execution and delivery of this Agreement, the Company, the TWVC Funds and Tallwood III Annex, L.P. are amending that certain Stockholder Agreement dated as of April 21, 2009 by and between the Company, the TWVC Funds and Tallwood III Annex, L.P. by entering into an Amended and Restated Stockholder Agreement (the “Stockholder Agreement”).

D. Concurrently with the execution and delivery of this Agreement, the Company is entering into a Standby Purchase Agreement substantially in the form attached hereto as Exhibit A (the “TWVC Standby Purchase Agreement”), pursuant to which the TWVC Funds will agree to purchase up to twenty seven million four hundred thirty nine thousand twenty three (27,439,023) shares of Common Stock resulting from any unexercised subscription rights in a rights offering (the “Rights Offering”) to be conducted by the Company.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Alcatel-Lucent Loan Agreement” means the Loan and Security Agreement, dated as of September 29, 2014, by and between Alcatel-Lucent USA and the Company.

“ALU Part Observer” has the meaning set forth in Section 4.13.

“Alcatel-Lucent USA” means Alcatel-Lucent USA, Inc., a Delaware corporation.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Capitalization Date” means September 26, 2014.

“Closing” means the closing of the purchase and sale of the Common Shares pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be the date and time that is mutually agreed to by the Company and the Investors, but no later than three Business Days following the satisfaction or waiver of the conditions to the obligations of the parties hereto in Article V.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” has the meaning set forth in the Preamble.

“Common Stock” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Company Board” means the board of directors of the Company.

“Company Capital Stock” means Common Stock, Company Preferred Stock and any other shares of capital stock, voting securities or other ownership interest, if any, of the Company.

“Company Charter Documents” means the certificate of incorporation and bylaws of the Company, each as amended to date.

“Company ESPP” means the Company’s Amended and Restated 2004 Employee Stock Purchase Plan.

“Company Options” means any options to purchase shares of Common Stock outstanding under any of the Company Stock Plans.

“Company Plan” means (i) any and all “employee benefit plans” (within the meaning of Section 3(3) of ERISA, and (ii) any other employee benefit or compensation plans, policies or agreements, including any bonus, incentive, stock-based compensation, deferred compensation, supplemental executive retirement, employment, termination, severance, retention, non-competition, compensation or change in control arrangements to which the Company or any Company Subsidiary are a party or which are sponsored by the Company or any Company Subsidiary for the benefit of any current or former director or officer of the Company or any Company Subsidiary.

“Company Preferred Stock” means shares of preferred stock, par value $0.001 per share, of the Company.

“Company Restricted Stock” means any restricted stock outstanding under any of the Company Stock Plans.

“Company Restricted Stock Units” means any restricted stock units for Common Stock outstanding under any of the Company Stock Plans.

“Company Stock Plans” means (i) the Company’s 1999 Stock Plan, as amended, (ii) the Company’s 2004 Equity Incentive Plan, as amended, (iii) the Company ESPP, (iv) the Dorados 2004 Amended and Restated Stock Option Plan, as amended, (v) the Company’s Notice and Grant of Stock Options and Stock Option Agreement for Omid Tahernia, and (vi) the Company’s 2014 Stock Incentive Plan.

“Company Stockholders” means holders of shares of Common Stock in their respective capacities as such.

“Company Subsidiary” means any direct or indirect Subsidiary of the Company.

“Contingent Obligation” has the meaning set forth in Section 3.1(y).

“Contract” means any written, oral or other agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, note, bond, mortgage, indenture, warranty, purchase order, license, sublicense, assignment or other legally binding instrument, commitment, arrangement or understanding of any kind or character.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“DGCL” means the General Corporation Law of the State of Delaware.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market.

“Employee” means any current or former employees of the Company or the Company Subsidiaries.

“Environmental Laws” has the meaning set forth in Section 3.1(bb).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Company Subsidiary and any other person or entity under common control with the Company or any Company Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” has the meaning set forth in Section 3.1(g).

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality.

“Hazardous Materials” has the meaning set forth in Section 3.1(bb).

“knowledge of the Company,” “knowledge” or “the Company’s knowledge” means with respect to any matter in question, the actual knowledge after discussions with employees responsible for the applicable subject matter of the matter in question of the Chief Executive Officer, the Chief Financial Officer, General Counsel, Controller, the Senior Vice President and General Manager, the Vice President of Operations and Corporate Quality, the Vice President of Worldwide Sales and the Vice President of Marketing of the Company.

“Indebtedness” has the meaning set forth in Section 3.1(y).

“Insider” means any Investor that is a director, executive officer, other officer of the Company or a beneficial owner of 20% or more of the Company’s outstanding voting equity prior to the Closing Date.

“Insolvent” has the meaning set forth in Section 3.1(h)(ii).

“Investor Party” has the meaning set forth in Section 4.12.

“Investors” has the meaning set forth in the Preamble.

“Leased Real Property” means all of the premises currently leased, subleased or licensed by or from the Company or its Subsidiaries.

“Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Liabilities” means any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise).

“Liens” means any material pledges, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than Permitted Liens.

“Material Adverse Effect” means any result, occurrence, change, event, circumstance, fact or effect (each, an “Effect”) that, individually or in the aggregate with any such other Effects (regardless of whether or not such Effect constitutes a breach of the representations and warranties made by the Company in this Agreement), is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise), assets or prospects of the Company and the Company Subsidiaries, taken as a whole, provided that in determining whether a Material Adverse Effect has occurred, there shall be excluded any Effect on the Company and the Company Subsidiaries relating to or arising in connection with (i) changes in Legal Requirements or the adoption or amendment of financial accounting standards by the Financial Accounting Standards Board (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole), (ii) the declaration by the United States of a national emergency or war, or the occurrence of any other calamity or crisis, in each case, arising after the date hereof (including any act of terrorism) (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole), (iii) general business or economic conditions (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole), (iv) conditions generally affecting the industry in which the Company and the Company Subsidiaries operate (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole), (v) any failure by the Company to meet any internal projections or analyst estimates (but not the underlying reasons for the failure to meet any internal projections or analyst estimates), and (vi) any action taken by the Company at the written request of the Investors or that the Investors consent to in writing.

“Material Permits” has the meaning set forth in Section 3.1(u).

“Order” has the meaning set forth in Section 5.1(a).

“Permitted Liens” means (i) Liens disclosed on the consolidated balance sheet of such Person included in the most recent annual or quarterly report filed by such Person with the SEC prior to the date of this Agreement; (ii) Liens for Taxes, either not yet delinquent or which are being contested in good faith by appropriate proceedings and, in each case, for which appropriate reserves have been established in accordance with GAAP; (iii) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business consistent with past practice for sums not yet due and payable and which are not material to the Company’s business; (iv) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice; and (vi) Liens that do not materially interfere with the value or the current and continued use or operation of the property subject thereto and Liens against the landlord’s or owner’s interest in any Leased Real Property, except to the extent caused by the Company or any of the Company Subsidiaries.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Preemptive Rights” has the meaning set forth in Section 3.1(e).

“Purchase Price” has the meaning set forth in Section 2.1.

“Regulation D” has the meaning set forth in the Preamble.

“Rights Offering” has the meaning set forth in the Preamble.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation adopted by the SEC having substantially the same effect as such Rule.

“Rule 506” has the meaning set forth in Section 3.1(o).

“SEC” has the meaning set forth in the Preamble.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities Act” has the meaning set forth in the Preamble.

“Short Sales” has the meaning set forth in Section 3.2(k).

“Stockholder Agreement” has the meaning set forth in the Preamble.

“Subsidiary” means with respect to any Person (i) a corporation of which fifty percent (50%) or more of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof; (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Charter Documents” means the certificate of incorporation and bylaws, or like organizational documents of each of the Company Subsidiaries.

“Tax” means any and all U.S. federal, state, local and non-U.S. taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, social security, unemployment, disability, excise, real property, personal property, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, whether disputed or not.

“Tax Returns” means U.S. federal, state, local and non-U.S. returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes.

“Trading Day” means (i) any day on which the Common Stock is listed or quoted or traded on its primary Trading Market, (ii) if the Common Stock is not then listed or quoted or traded on its primary Trading Market, any date on which the Common Stock is listed or quoted or traded on any other Eligible Market (or any respective successor thereto), or (iii) if trading ceases to occur on any Eligible Market (or any respective successor thereto), any Business Day.

“Trading Market” means The Nasdaq Capital Market or any other Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Stockholder Agreement and the TWVC Standby Purchase Agreement.

“Transfer Agent” means American Stock Transfer & Trust Company or any successor transfer agent for the Company.

“TWVC Standby Purchase Agreement” has the meaning set forth in the Preamble.

ARTICLE II

PURCHASE AND SALE

2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, the Common Shares at an aggregate purchase price of sixteen million two hundred fifty thousand nine hundred ($16,250,000) (the “Purchase Price”), with the number of Common Shares and the amount of the Purchase Price as set forth opposite each Investor’s name on Exhibit B hereto. The date and time of the Closing shall be 9:00 a.m., Pacific Time, or such other time as may be mutually agreed upon by the Company and the Investors, on the Closing Date. The Closing shall take place at the offices of the Company’s counsel in Palo Alto, California.

2.2 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Investor a stock certificate evidencing such number of Common Shares as set forth opposite such Investor’s name on Exhibit B hereto, registered in the name of such Investor.

(b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the amount of the Purchase Price set forth opposite such Investor’s name on Exhibit B hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to the Investors by the Company at least three Business Days prior to the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:

(a) Subsidiaries. The Company has no subsidiaries other than those listed on Schedule 3.1(a) hereto and the Company does not own or have any right or obligation (by law, contract or otherwise) to make any investment or otherwise acquire, directly or indirectly, any outstanding capital stock of, or other equity interest in, any Person. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Company Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Company Subsidiary are duly authorized, validly issued and are fully paid, non-assessable and free of Preemptive Rights.

(b) Organization and Qualification. Each of the Company and the Company Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has made available to the Investors a true and correct copy of the Company Charter Documents and Subsidiary Charter Documents, and each such instrument is in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Company Charter Documents or Subsidiary Charter Documents, as the case may be. The Company and the Company Subsidiaries are duly qualified to do business and are in good standing (except for entities organized under the laws of any jurisdiction that does not recognize such a concept) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement.

(i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, the Company Board or the Company Stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (B) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(ii) At meetings duly called and held of the Company Board and a duly constituted special committee of the Company Board (the “Special Committee”), prior to the execution of this Agreement, at which all directors of the Company or committee members, as the case may be, except as set forth on Schedule 3.1 (c), were present and voting in favor, the Company Board or the Special Committee duly adopted resolutions (A) declaring that this Agreement, the other Transaction Documents, the issuance and sale of the Common Shares as provided herein and the other transactions contemplated hereby and thereby are advisable and in the best interests of the Company Stockholders, (B) approving the Transaction Documents and the transactions contemplated hereby and thereby and (C) taking all actions necessary so that the restrictions on business combination and stockholder vote requirements contained in Section 203 of the DGCL will not apply with respect to or as a result of the Transaction Documents and the transactions contemplated hereby and thereby. No other “control share acquisition,” “fair price,” “moratorium” or other anti-takeover law applies to the Transaction Documents and the transactions contemplated hereby and thereby.

(d) No Conflicts; Required Filings and Consents.

(i) The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (A) conflict with or violate any provision of the Company Charter Documents or Subsidiary Charter Documents, (B) result in any breach of, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, materially affect the rights or obligations of the Company or any Company Subsidiary under, materially alter the rights or obligations of any third party under, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the creation of a Lien on any of the properties or assets of the Company or a Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or by which any property or asset of the Company or any Company Subsidiary is bound, or affected or (C) assuming that all consents, filings, approvals, authorizations and other actions as described herein have been obtained or made, result in a violation of any Legal

Requirement or Order to which the Company or a Company Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or a Company Subsidiary is bound or affected.

(ii) No consent, approval, Order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by the Company in connection with the execution and delivery of the Transaction Documents, the performance by the Company of the Transaction Documents or the transactions contemplated hereby and thereby, except for such consents, approvals, Orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets.

(e) Preemptive Rights. The Common Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens and will not be subject to preemptive or similar rights (“Preemptive Rights”).

(f) Capitalization.

(i) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 1,000,000 shares of Company Preferred Stock. As of the Capitalization Date, (A) 99,283,662 shares of Common Stock were issued and outstanding, (B) 572,764 shares of Common Stock were held by the Company as treasury shares, and (C) one share of Company Preferred Stock was issued and outstanding. Except as set forth on Schedule 3.1(f), since the close of business on the Capitalization Date, the Company has not issued or authorized the issuance of any shares of capital stock of the Company other than pursuant to the exercise or vesting of equity awards granted under a Company Stock Plan or pursuant to the purchase of shares under the Company ESPP. No shares of Common Stock are owned or held by any Subsidiary of the Company. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued as contemplated or permitted by this Agreement or under a Company Stock Plan will be, when issued pursuant to the respective terms thereof, duly authorized, validly issued, fully paid, non-assessable and not subject to any Preemptive Rights.

(ii) (B) As of the Capitalization Date, the Company has reserved 25,160,005 shares of Common Stock for issuance under the Company Stock Plans. As of the Capitalization Date, there were outstanding Company Options to purchase 18,181,486 shares of Common Stock with a weighted average exercise price of $1.33, of which Company Options to purchase 11,188,747 shares of Common Stock were exercisable and Company Options to purchase 11,188,747 shares of Common Stock were vested. As of the Capitalization Date, there were 6,978,519 Company Restricted Stock Units and no shares of Company Restricted Stock.

(iii) Except as set forth in this Section 3.1(f), there are no outstanding (A) shares of Company Capital Stock, (B) securities of the Company convertible into or exchangeable for shares of Company Capital Stock and (C) securities, options, warrants, rights, contracts, understandings or similar obligations to which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Capital Stock or voting debt or any securities convertible into such securities, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, right, contract, understanding or obligation. Other than the Company Restricted Stock and Company Restricted Stock Units set forth in this Section 3.1(f), there are no outstanding restricted shares, restricted stock units, stock appreciation rights or similar securities or rights that provide economic benefits based, directly or indirectly, on the value or price of, any Company Capital Stock.

(iv) All outstanding shares of Common Stock, all outstanding Company Options, Company Restricted Stock and Company Restricted Stock Units have been issued and granted in compliance in all material respects with all applicable Legal Requirements. There are not any outstanding Contracts obligating the Company to repurchase, redeem or otherwise acquire any shares of Company Capital Stock. Except as set forth in the Stockholder Agreement, as amended on the date hereof, there are no voting agreements, voting trusts, irrevocable proxies, rights plans or anti-takeover plans with respect to any shares of Company Capital Stock. Except as set forth in the Stockholder Agreement, as amended on the date hereof, there are no contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of Company Capital Stock. No further approval or authorization of any stockholder or the board of directors is required for the issuance and sale of the Common Shares.

(g) SEC Reports; Financial Statements.

(i) Since January 1, 2013, the Company has timely filed all registration statements, reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act. Such registration statements, reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, together with any materials filed or furnished by the Company, whether or not any such documents were required, being collectively referred to herein as the “SEC Reports” and, together with this Agreement, the “Disclosure Materials”. As of their respective filing dates, the SEC Reports filed by the Company complied, or will comply (if filed subsequent to the date hereof and prior to the

Closing Date), in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and any successor rules or regulations thereto, and none of the SEC Reports, when filed by the Company, contained, or will contain (if filed subsequent to the date hereof and prior to the Closing Date), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except to the extent corrected by an SEC Report filed subsequently but prior to the date hereof (or, in the case of SEC Reports filed subsequent to the date hereof but prior to the Closing Date, except to the extent corrected by an SEC Report filed prior to the Closing Date). The financial statements of the Company included in the SEC Reports comply, or will comply (if included in SEC Reports filed subsequent to the date hereof and prior to the Closing Date), in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(ii) There are no outstanding or unresolved comments received by the Company from the SEC.

(h) No Changes; Undisclosed Liabilities.

(i) Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company and the Company Subsidiaries have not incurred any material Liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (iv) other than as contemplated by the Rights Offering, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of Company Capital Stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate of the Company or any Company Subsidiary.

(ii) The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i) Absence of Litigation. There is no action, suit, claim, or proceeding, inquiry or investigation, before or by any Governmental Entity pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries or their respective properties or assets that has had or would reasonably be expected to have a Material Adverse Effect or that would be required to be disclosed in any report, statement, form or other document required to be filed under the Securities Act or the Exchange Act. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any Order or similar written agreement with any Governmental Authority that has had or would reasonably be expected to have a Material Adverse Effect or that would be required to be disclosed in any report, statement, form or other document required to be filed under the Securities Act or the Exchange Act.

(j) Contracts; Compliance.

(i) Each material Contract to which the Company or a Company Subsidiary is a party or by which any of their respective properties and assets is bound is valid, is in full force and effect and is enforceable against each party thereto in accordance with the express terms thereof, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies. Neither the Company nor any Company Subsidiary, nor to the Company’s knowledge, the other parties thereto is in default under, in breach or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a breach, a violation or a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it has breached, is in default under or that it is in violation of, any material Contract to which it is a party or by which it or any of its properties and assets is bound (whether or not such default or violation has been waived).

(ii) Neither the Company nor any Company Subsidiary, (A) is in violation of any Order of any arbitrator or Governmental Entity, or (B) is or has been in violation of any Legal Requirements in any material respect.

(k) Title to Assets; Real Property. The Company and the Company Subsidiaries (i) have good and marketable title in fee simple to all real property owned by them, and (ii) have good and marketable title in all personal property owned by them, in each case of (i) and (ii) free and clear of all Liens, except for Permitted Liens. The Leased Real Property are held by the Company and the Company Subsidiaries, as applicable, under valid, subsisting and enforceable leases with which the Company and the Company Subsidiaries are in compliance in all material respects.

(l) No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares.

(m) No Integration. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Common Shares as contemplated hereby or (ii) cause the offering of the Common Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of any Trading Market. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Common Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(n) Investment Company Status. The Company is not an Affiliate of, and is not, and after giving effect to the issuance and sale of the Common Shares, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o) Rule 506 Compliance. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, none of the Insiders is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D, and the Insiders have complied with the “bad actor” disclosure requirements set forth in Rule 506(e) of Regulation D. The Company is not disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Common Shares to the Investor pursuant to this Agreement.

(p) Private Placement. Assuming the accuracy of the representations and warranties of the Investors contained in Section 3.2 and the compliance by the Investors with the provisions set forth herein, the issuance and sale of the Common Shares in the manner contemplated by the Transaction Documents is exempt from the registration requirements of the Securities Act.

(q) Listing and Maintenance Requirements. The Company is listed on The Nasdaq Capital Market. Except as set forth on Schedule 3.1(q), the Company has not, in the twelve months preceding the date hereof, received written notice from The Nasdaq Capital Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth on Schedule 3.1(q), the Company is in compliance, in all material respects, with the listing and maintenance requirements of The Nasdaq Capital Market. Trading in the Common Stock has not been suspended by the SEC or The Nasdaq Capital Market. The Company has received written confirmation from The Nasdaq Capital Market that the Company has been granted a second period of one hundred and eighty (180) days to regain compliance with the continued listing rule of The Nasdaq Capital Market which requires an issuer to maintain a bid price for its stock of at least one dollar ($1.00).

(r) Registration Rights. Except as set forth in the Stockholder Agreement, and in accordance with the terms of this Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority.

(s) Intellectual Property Rights.

(i) “Intellectual Property Rights” shall mean any or all of the following: (i) patents and applications and registrations therefor and all reissues, divisions, renewals, extensions, provisionals, substitutions, continuations and continuations-in-part thereof and foreign counterparts thereto (“Patents”); (ii) copyrights (whether or not registered), copyrights registrations and applications therefor, and all other rights corresponding thereto in any works of authorship (including software and firmware) throughout the world including moral and economic rights of authors and inventors, however denominated and regardless of medium of fixation or means of expression (“Copyrights”); (iii) rights in industrial designs and any registrations and applications therefor; (iv) mask work rights and registrations and applications for registration or renewal; (v) trade names, logos, trade dress, slogans, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith (“Trademarks”); (vi) trade secrets, business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any Person including databases and data collections and all rights therein (“Trade Secrets”); (vii) domain names and domain name registrations; and (viii) any similar or equivalent rights to any of the foregoing (as applicable) in any jurisdiction worldwide.

(ii) Neither the Company nor any Company Subsidiaries has received written notice challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Company or a Company Subsidiary (“Company IP”). The Company and the Company Subsidiaries own all right, title and interest in and to the Company IP free and clear of all Liens. Each registered Trademark, registered Copyright and each Patent (collectively, “Registered IP”) is valid and enforceable. The Company and the Company Subsidiaries are current in their filing requirements as necessary to perfect and maintain their respective Registered IP in accordance with applicable Legal Requirements.

(iii) The Company and each of the Company Subsidiaries own or possess sufficient rights to use all Intellectual Property Rights necessary to conduct their businesses as currently conducted, including the design, manufacture, license and sale of all products currently under development or in production. To the knowledge of the Company, and except as alleged on Schedule 3.1(s), the conduct of the Company and the Company Subsidiaries as currently conducted does not infringe, misappropriate or violate the Intellectual Property Rights of any third party. Except as set forth on Schedule 3.1(s), neither the Company nor any Company Subsidiary has received any formal written notice from any person alleging infringement, misappropriation or other violation of the Intellectual Property Rights of any third party.

(iv) The Company has made available to the Investors all material licenses to Intellectual Property Rights (other than licenses granted by the Company or a Company Subsidiary in the ordinary course of business or licenses to the Company or a Company Subsidiary for “off-the-shelf” software or technology that are generally commercially available on standard terms) to which Company or any Company Subsidiary is a party, pursuant to which (i) the Company or such Company Subsidiary grants a license or other right to use any Company IP or (ii) any third party licenses or otherwise grants rights to the Company or a Company Subsidiary to use any Intellectual Property Rights owned by such third party (collectively, the “Intellectual Property Agreements”).

(v) Neither the execution, delivery, or performance of this Agreement nor the consummation of any of the transactions or agreements contemplated by this Agreement will, with or without notice or the lapse of time, result in, or give any other person the right or option to cause or declare (i) a loss of, or Lien on, any of the Intellectual Property Rights owned by the Company or a Company Subsidiary; (ii) a breach of, termination of, or acceleration or modification of any right or obligation under any Intellectual Property Agreement; or (iii) the release, disclosure, or delivery of any Company IP to any escrow agent or other person.

(vi) The Company and each of the Company Subsidiaries has taken reasonable measures to protect and preserve the confidentiality of the Trade Secrets owned by the Company or a Company Subsidiary that the Company wishes to maintain as confidential information and all other confidential and proprietary information of the Company and the Company Subsidiaries, including requiring all persons having access thereto to execute written non-disclosure agreements.

(t) Insurance. The Company and the Company Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the same or similar businesses and location in which the Company and the Company Subsidiaries are engaged. All of the material insurance policies of the Company and the Company Subsidiaries are in full force and effect, no notice of cancellation has been received with respect thereto, there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder and neither the Company nor any Company Subsidiary has any reason to believe that it will be unable to renew its insurance coverage on substantially the same terms as and when such coverage expires as may be necessary to continue its business without a significant increase in cost.

(u) Regulatory Permits. The Company and the Company Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate Governmental Entities and non-governmental entities necessary to conduct their respective businesses (“Material Permits”), and each Material Permit is in full force and effect, except where the failure to possess such permits does not have or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(v) Internal Controls; Disclosure Controls. The Company and the Company Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements of the Company. Since January 1, 2013, there have been no significant changes in the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that (i) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and (ii) information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective in all material respects. Since the Company’s certifying officers evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act, there have been no changes in the Company’s internal control over financial reporting that have materially affected or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

(x) Foreign Corrupt Practices. Neither the Company nor any Company Subsidiaries nor any director or officer of the Company or any Company Subsidiaries nor, to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or any Company Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable U.S. or foreign anti-bribery or anti-corruption laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(y) Indebtedness. Except as set forth on Schedule 3.1(y), neither the Company nor any Company Subsidiaries (i) has any outstanding Indebtedness (as defined below) or (ii) is a party to any Contract relating to any Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets

(including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(z) Employee Relations. (i) Neither the Company nor any Company Subsidiaries is a party to any collective bargaining agreement with any labor organization, trade union or works counsel; (ii) the Company has not received written notice that any labor representation question presently exists, and, to the Company’s knowledge, no petition concerning representation under the National Labor Relations Act, as amended, or other labor or employment law is pending or, to the Company’s knowledge, threatened and (iii) neither the Company nor any Company Subsidiaries, to the Company’s knowledge, employs any member of a union. The Company believes that its relations with its employees are accurately disclosed in all material respects in the SEC Reports. Except as disclosed in the SEC Reports, since January 1, 2013 no executive officer of the Company or any of the Company Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified in writing the Company or any such Company Subsidiary that such officer intends to leave the Company or any such Company Subsidiary or otherwise terminate such officer’s employment with the Company or any such Company Subsidiary.

(aa) Labor Matters. The Company and the Company Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(bb) Environmental Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(cc) Tax Matters. The Company and each of its Subsidiaries have timely filed all income and other material Tax Returns required to be filed by any of them and have timely paid all Taxes required to be paid (whether or not shown on such Tax Returns), and the unpaid Taxes of the Company and the Company Subsidiaries did not, as of the date of the most recent SEC Report, exceed the reserve for Tax liabilities set forth on the face of the balance sheets (rather than in any notes thereto) contained in the such SEC Reports. No material deficiencies for any Taxes have been asserted, assessed or proposed in writing against the Company or any of the Company Subsidiaries, and there are no pending or, to the knowledge of the Company, threatened audits, assessments or other actions for or relating to any material liability in respect of Taxes of the Company or the Company Subsidiaries.

(dd) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Common Stock, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Employee Benefits, ERISA.

(i) True and complete copies of each of the material Company Plans, amendments thereto and all related service agreements, summaries and summary plan descriptions have been made available to the Investors. Each Company Plan has been administered in accordance with its terms in all material respects, and the Company and each of the Company Subsidiaries and their respective ERISA Affiliates has in all material respects met its obligations (if any) of ERISA, the Code and other applicable federal, state and foreign laws and the regulations thereunder.

(ii) None of the Company, any ERISA Affiliate, or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any material liability, directly or indirectly with respect to (A) any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code) or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) that is subject to Sections 4063, 4064 or 4069 of ERISA or Section 413(c) of the Code that covered or has covered any Employee; or (B) any plan or arrangement that provides for post-employment medical, life insurance or other welfare-type benefits (other than health continuation coverage required by Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA or otherwise as required by law).

(ff) No Fee to the TWVC Funds. Other than as provided in Section 7.2, there is no fee or other compensation payable by the Company to the TWVC Funds in connection with the purchase by the TWVC Funds of Common Shares hereunder or the purchase by the TWVC Funds of shares of Common Stock pursuant to the TWVC Standby Purchase Agreement or in the Rights Offering conducted by the Company, and no such fee or other compensation shall be paid by the Company to the TWVC Funds.

3.2 Representations, Warranties and Covenants of the Investors. Each Investor, severally and not jointly, hereby represents, warrants and covenants to the Company as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:

(a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of Common Shares hereunder has been duly authorized by all necessary corporate, partnership or other action on its part. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b) No Public Sale or Distribution. Such Investor is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Common Shares to or through any person or entity; provided, however, that by making the representations herein, any such Investor does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Investor Status. At the time such Investor was offered the Common Shares, it was, and at the date hereof it is an “accredited Investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.

(d) Experience of the Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Common Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares, and (ii) access to information about the Company and the Company Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(g) No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which such Investor is a party, or (iii) result in a violation of any Legal Requirements (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such violations that do not otherwise affect the ability of Investors to consummate the transactions contemplated hereby.

(h) Restricted Securities. Such Investor understands that the Common Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(i) Availability of Funds. On the Closing Date, such Investor will have immediately available funds in cash that will be sufficient to fulfill its obligations under Article II.

(j) Brokers or Finders. There is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, such Investor or any of its Affiliates, or any of their respective officers or directors in their capacity as officers or directors, who might be entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the transactions contemplated by this Agreement.

(k) Prohibited Transactions. Such Investor does not own, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with such Investor owns, any securities, including any derivatives, of the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Short Sales involving the Company’s securities. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Transfer Restrictions.

(a) Each Investor severally covenants that the Common Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent any transfer of the Common Shares by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Common Shares.

(b) The Investors agree that the following legend shall be imprinted on any certificate evidencing any of the Common Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

In addition, if any Investor is an Affiliate of the Company, certificates evidencing the Common Shares issued to such Investor shall bear a customary “affiliates” legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Common Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account of The Depository Trust Company, if, unless otherwise required by state securities laws, (i) such Common Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Company, that the sale, assignment or transfer of the Common Shares may be made without registration under the applicable requirements of the Securities Act or (iii) such holder provides the Company with reasonable assurance that the Common Shares can be sold, assigned or transferred pursuant to Rule 144 of the Securities Act (if the transferor is not an Affiliate of the Company) or have been sold under Rule 144.

4.2 Furnishing of Information. Until the date that all of the Investors owning Common Shares sell all of the Common Shares, the Company shall use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Common Shares may reasonably request to satisfy the provisions of this Section 4.2.

4.3 Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to the Investors or that would be integrated with the offer or sale of the Common Shares for purposes of the rules and regulations of any Trading Market.

4.4 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any of the Investors. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Common Shares for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investors.

4.5 Public Disclosure. Without limiting any other provision of this Agreement, the Investors and the Company will consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, and agree on, any press release with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release prior to such review, except as may be required by law or any listing agreement with or rule of any applicable national or regional securities exchange or market.

4.6 Acknowledgement. Each Investor hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Common Shares or any interest therein without complying with the requirements of the Securities Act. While a registration statement relating to the Common Shares remains effective, each Investor hereunder may sell the Common Shares in accordance with the plan of distribution contained in the registration statement (if it is selling such securities pursuant to the registration statement) and, if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Investor, severally and not jointly with the other Investors, agrees that if it is notified by the Company in writing at any time that such registration statement registering the resale of the Common Shares is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Investor will refrain from selling such Common Shares until such time as the Investor is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Investor is able to, and does, sell such Common Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

4.7 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Investors and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Legal Requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to: (i) cause the conditions to the issuance of the Common Shares pursuant to this Agreement set forth in Article V to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and make all necessary registrations, declarations and filings with Governmental Entities; and (iii) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Investors shall cooperate with one another (x) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (y) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

4.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Common Shares for general working capital purposes.

4.9 Listing of Common Stock. Throughout the period during which any Registration Statement required by Article VI hereof is effective, the Company will not voluntarily terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of its Common Stock on the Nasdaq Capital Market, and to cause all of the Common Shares to be listed on the Nasdaq Capital Market as soon as practicable following the Closing Date. The Company further agrees, if the Company applies to have the Common Stock traded on any national securities exchange other than the Nasdaq Capital Market, it will include in such application all of the Common Shares, and will take such other action as is necessary to cause all of the Common Shares to be listed on such other national securities exchange as promptly as possible.

4.10 Section 16. The Company agrees that it will not, prior to the date that is six (6) months from (i) the Closing Date with respect to ALU Part and (ii) the closing of the sale of Common Stock to the TWVC Funds pursuant to the TWVC Standby Purchase Agreement with respect to the TWVC Funds, consummate a merger or other consolidation that could result in short swing liability under Section 16 of the Exchange Act for ALU Part or the TWVC Funds, respectively; provided, however, that the foregoing shall not preclude the Company from entering into a definitive agreement with respect to such merger or other business combination.

4.11 Rights Offering. The Company agrees that promptly following the Closing, it shall file a Form S-1 and promptly following effectiveness of such Form S-1, commence the Rights Offering for Persons that were Company stockholders of record on the business day immediately prior to the date of this Agreement.

4.12 Indemnification of Investors. Subject to the provisions of this Section 4.12, the Company will indemnify and hold each Investor and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Investor Parties in any capacity, or any of them or their respective Affiliates, by any third party who is not an Affiliate of such Investor Party (including for these purposes a derivative action brought on behalf of the Company by any third party who is not an Affiliate of such Investor Party), arising out of or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents (unless such action is based upon a breach of such Investor Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Investor Party may have with any such third party or any material violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this

Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party; provided that the failure to deliver written notice to the Company shall not relieve the Company of any liability to the Investor Party under this Section 4.12, except to the extent that the Company is materially and adversely prejudiced. Neither the Company nor any Investor Party shall settle any such action without the consent of the applicable Investor Parties or the Company, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for each of the TWVC Funds, collectively, on the one hand, and ALU Part, on the other hand. In the event that the Company does not elect to assume the defense of any action against any Investor Party in respect of which indemnity may be sought hereunder, then such Investor Party shall have the right to assume the defense of such action with counsel of its own choosing. The indemnification required by this Section 4.12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of any Investor Party against the Company or others, and (y) any liabilities the Company may be subject to pursuant to law.

4.13 Board Observer. ALU Part shall be entitled to have one representative attend all meetings of the Company Board and each committee of the Company Board as an observer, but such observer shall have no voting rights (the “ALU Part Observer”). The Company shall provide the ALU Part Observer with notice of all meetings of the Company Board and each committee of the Company Board and all written materials distributed to the members of the Company Board and the members of each committee of the Company Board, in each case at the same time and in the same manner as such notices and materials are provided to members of the Company Board and members of the committees of the Company Board; provided, however, that ALU Part may request that the Company cease providing material non-public information to the ALU Part Observer at any time; and provided further, that the Company reserves the right to exclude the ALU Part Observer from access to any of such materials or meetings or portions thereof if and to the extent that in the good faith judgment of a majority of the directors of the Company (or the majority of the subject Board committee) after obtaining the advice of counsel, (i) such exclusion is reasonably necessary to preserve the Company’s attorney-client privilege; (ii) ALU Part has a business or financial interest (other than by reason of its interest as a stockholder of the Company) that would reasonably be expected to pose a conflict of interest for ALU Part and, if the ALU Part Observer were a member of the Company Board rather than an observer, it would be advisable under applicable law for the ALU Part Observer to recuse himself or herself due to such conflict of interest; (iii) such access or sharing of information with the ALU Part Observer would reasonably be expected to cause substantial harm to the Company’s business; or (iv) such access or sharing of information would result in disclosure of confidential information to the ALU Part Observer regarding ALU Part’s competitors, including without limitation, such competitor’s product road maps, terms of sale and contractual or other arrangements. Any ALU Part Observer shall agree to hold in confidence any information provided to him or her in accordance with the terms of a confidentiality agreement to be entered into that is reasonably satisfactory to the Company and such ALU Part Observer, it being understood that any information provided to the ALU Part Observer may be provided to directors, officers and employees of ALU Part and its Affiliates who have a business need to know such information and an obligation to hold such information in confidence in accordance with an enforceable non-disclosure agreement between the Company and ALU Part or one of its Affiliates, currently, the Master Non-Disclosure Agreement No. 7035948 effective as of July 19, 2007 between the Company and Compagnie Financiere Alcatel-Lucent, an Affiliate of ALU Part (the “MNDA”), and ALU Part further agrees that it, or one of its Affiliates will enter into a subordinate disclosure agreement with the Company covering the subject matter of this Section 4.13. The Company agrees that it will indemnify the ALU Part Observer for any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the ALU Part Observer may suffer or incur as a result of or relating to, and advance expenses to the ALU Part Observer in connection with, any actions, suits, or proceedings brought against the ALU Part Observer, or to which the ALU Part Observer is otherwise made a party or witness, by reason of the fact that he or she is the ALU Part Observer; provided, however, that nothing in this Section 4.13 shall obligate the Company to pay any amounts (i) in the event the ALU Part Observer commits a tortious act; or (ii) in the event of a breach by ALU Part or the ALU Part Observer of the obligations contained in this Section 4.13. The Company shall reimburse the ALU Part Observer for expenses incurred in connection with attendance at Company Board or committee meetings in accordance with the Company’s travel policy. The rights of ALU Part with respect to this Section 4.13 shall apply until the earlier of (i) (a) the consolidation or merger of the Company with or into another Person (unless the Company is the surviving corporation and the shareholders of the Company prior to such merger or consolidation continue to hold immediately thereafter a majority of the Company’s voting stock), (b) the purchase, tender or offer that is accepted by the holders of more than 50% of the outstanding shares of the Company’s voting stock, or (c) the consummation of a stock purchase agreement or other business combination with another Person whereby the Person acquires more than 50% of the outstanding shares of the Company’s voting stock, or (ii) such time as ALU Part ceases to hold at least 4,878,048 of the Common Shares purchased from the Company pursuant to this Agreement (subject to stock splits, recapitalization and the like); provided, however, that ALU Part may determine to forego its right to an observer at any time prior thereto, at which time the Company shall no longer have an obligation to provide notices of meetings or written materials related thereto.

ARTICLE V

CONDITIONS

5.1 Conditions to the Obligations of Each Party to Perform its Obligations under this Agreement. The respective obligations of each party to this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, judgment, ruling or any other order (each, an “Order”) which (i) is in effect and (ii) has the effect of preventing or making the issuance of the Common Shares pursuant to the Transaction Documents illegal.

5.2 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate and effect the issuance of the Common Shares under the Transaction Documents shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of the Investors set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date, which representations shall be true and correct in all material respects as of such particular date.

(b) Agreements and Covenants. The Investors shall have performed or complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with by Investors at or prior to the Closing Date.

(c) “Bad Actor” Certifications. Each Insider shall have provided to the Company a Rule 506 Disqualification Event Certificate in the form of Exhibit C hereto on or prior to the Closing Date.

(d) Officer’s Certificate. The Company shall have received a certificate of the Investors, validly executed for and on behalf of the Investors and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been satisfied.

(e) Proceedings. There shall not be pending any suit or litigation challenging or seeking to restrain or prohibit the consummation of any of the transactions contemplated by the Transaction Documents, including the issuance of the Common Shares.

(f) Purchase Price. The Investors shall have paid the purchase price to the Company in accordance with Section 2.2(b).

(g) Termination. This Agreement shall not have been terminated as to the Company in accordance with Section 7.1.

(h) Additional Agreements. The TWVC Standby Purchase Agreement and the amended Stockholder Agreement shall have been executed and delivered to the Company.

5.3 Additional Conditions to the Obligations of the Investors. The obligations of the Investors to consummate and effect the issuance of the Common Shares under the Transaction Documents shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Investors:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct in all material respects as of such particular date.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c) “Bad Actor” Certifications. Each Insider shall have provided to the Company a Rule 506 Disqualification Event Certificate in the form of Exhibit C hereto on or prior to the Closing Date.

(d) Officer’s Certificate. The Investors shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 5.3(a), Section 5.3(b) and Section 5.3(e) have been satisfied.

(e) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

(f) Proceedings. There shall not be pending any suit or litigation challenging or seeking to restrain or prohibit the consummation of any of the transactions contemplated by the Transaction Documents, including the issuance of the Common Shares.

(g) Nasdaq; Trading. The Company shall have filed with Nasdaq a true and complete Notification Form: Listing of Additional Shares covering the Common Shares. No stop order or suspension of trading shall have been imposed by Nasdaq or the SEC or any other Governmental Entity with respect to public trading in the Common Stock.

(h) Certified Resolutions. The Investors shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying the resolutions duly adopted by the Company Board or a duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, including the issuance and sale of the Common Shares.

(i) Legal Opinion. The Company shall have delivered an opinion of its legal counsel, in form and substance reasonably satisfactory to the Investors.

(j) Termination. This Agreement shall not have been terminated as to the Company in accordance with Section 7.1.

ARTICLE VI

REGISTRATION RIGHTS

The Company hereby grants to ALU Part the registration rights set forth in this Article VI, with respect to the Registrable Securities (as defined below) owned by ALU Part. For the avoidance of doubt, this Article VI shall not be applicable to the TWVC Funds.

6.1 Certain Definitions. As used in this Article VI:

“Effective Date” means the date that the Shelf Registration Statement has been declared effective by the SEC.

“Effectiveness Deadline” means the date no later than 120 days after the Closing Date.

“Filing Deadline” means the date no later than 60 days after the Closing Date.

“Registrable Securities” means (a) any Common Shares issued to ALU Part pursuant to this Agreement, (b) any Warrant Shares, and (c) any Common Stock subsequently issued or issuable with respect to any such securities upon any recapitalization, stock dividend or other distribution with respect to any Common Stock, stock split or similar event, until the earlier of (I) the date on which all Registrable Securities have been sold and (II) the date on which all Registrable Securities are eligible to be sold to the public pursuant to Rule 144 (or any successor provision) without volume or manner of sale restrictions.

“Shelf Registration Statement” means the registration statement on Form S-1 (unless the Company is then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on a registration statement on Form S-3) filed by the Company under the Securities Act covering the Registrable Securities. References to the Shelf Registration Statement shall include any Prospectus.

“Prospectus” means the prospectus included in any Shelf Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“register”, “registered” and “registration” refer to a registration effected by filing with the SEC the Shelf Registration Statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of the Shelf Registration Statement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

“Warrant” means the warrant to purchase shares of Common Stock issued to ALU Part pursuant to that certain Loan and Security Agreement dated as of the date hereof by and between the Company and Alcatel-Lucent USA.

6.2 Mandatory Registration. (a) The Company shall prepare, and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC the Shelf Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to have the Shelf Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. The Company shall use its reasonable efforts to file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to the Shelf Registration Statement by 9:30 a.m. on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

(b) Suspension of Filing or Registration. If the Company shall furnish to ALU Part a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would (i) in the good faith judgment of the Company Board, unreasonably impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization, involving the Company (each, a “Material Transaction”), (ii) based upon advice from the Company’s investment banker or financial advisor, materially adversely affect any pending or contemplated financing, offering or sale of any class of securities by the Company, or (iii) in the good faith judgment of the Company Board require disclosure of material non-public information (other than information relating to an event described in clause (i) or (ii) of this subsection (b)) which, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that in the case of a Suspension (as defined below) pursuant to clause (i) or (ii) above, the Suspension shall earlier terminate upon the completion or abandonment of the relevant securities offering or sale, financing, or Material Transaction unless the Suspension is also permitted for a different reason under clauses (i) or (ii), and provided, further, that in the case of a Suspension pursuant to clause (ii) above, the Company shall give written notice of its determination to suspend the Shelf Registration Statement and the Suspension shall earlier terminate upon public disclosure by the Company or public admission by the Company of such material non-public information or such time as such material non-public information shall be publicly disclosed without breach by ALU Part of the next sentence of this subsection (b), then the Company shall have a period of not more than 30 days in any ninety (90) day period or ninety (90) days in any twelve (12) month period (or such longer period as ALU Part shall consent to in writing) within which to delay the filing or effectiveness of the Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by ALU Part of the Shelf Registration Statement (in each case, a “Suspension”). In the case of a Suspension that occurs after the effectiveness of the Shelf Registration Statement, ALU Part agrees to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify ALU Part upon the termination of any Suspension, and (i) in the case that the Shelf Registration Statement has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have the Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to ALU Part such numbers of copies of the Prospectus as so amended or supplemented as ALU Part may reasonably request. The Company may only exercise its right to a Suspension once in any twelve-month period.

(c) The Company shall use its commercially reasonable efforts to take all actions reasonably necessary to ensure that the transactions contemplated herein are effected as so contemplated in Section 6.2(a) hereof, and to submit to the SEC, within two (2) Business Days after the Company learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness (or post-effective amendment, if applicable) of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request.

(d) Any reference herein to a Shelf Registration Statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a Shelf Registration Statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time. Any reference to a prospectus as of any time shall include any supplement thereto, preliminary prospectus, or any free writing prospectus in respect thereof.

(e) In connection with the filing of the Shelf Registration Statement, the Company shall prepare and file with the SEC within the time periods specified in Section 6.2(a), the Shelf Registration Statement and which shall register all of the Registrable Securities for resale by ALU Part in accordance with such method or methods of disposition as may be specified by ALU Part and use reasonable efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable but in any case within the time periods specified in Section 6.2(a).

(e) In connection with the registration, the Company may require ALU Part, to furnish to the Company such information regarding ALU Part, including, without limitation, its intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. ALU Part agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by ALU Part to the Company or of the occurrence of any event in either case that could cause the prospectus to contain an untrue statement of a material fact regarding ALU Part or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding ALU Part or its intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to ALU Part or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If ALU Part fails to provide to the Company any information required to be provided pursuant to this Section 6.2 after ALU Part became aware of the inaccuracy, omission or required change, the Company may suspend the use of the Shelf Registration Statement and the Prospectus contained therein until such time as ALU Part provides the required information to the Company.

6.3 Piggyback Registration.

(a) Company Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of security holders (other than (i) in a registration relating solely to employee benefit plans, (ii) a registration on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration pursuant to which the Company is offering to exchange its own securities, (iv) a registration statement relating solely to dividend reinvestment or similar plans, or (v) a resale shelf registration statement relating solely to debt securities of the Company that are convertible into Common Stock and the underlying shares of Common Stock, the Company will:

(i) promptly (but in no event less than 20 days before the effective date of the relevant Registration Statement) give to ALU Part written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 10 days after receipt of such written notice from the Company, by ALU Part, except as set forth in Section 6.2(b) below.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise ALU Part as a part of the written notice given pursuant to Section 6.3(a)(i). In such event the right of ALU Part to registration pursuant to this Section 6.3 shall be conditioned upon ALU Part’s participation in such underwriting and the inclusion of ALU Part’s Registrable Securities in the underwriting to the extent provided herein in subject to the limitations expressed in Section 6.2. ALU Part shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 6.3. The Company shall so advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated first to the Company and second to ALU Part and any other holders with registration rights on a pro rata basis based on the total number of securities subject to registration rights held by such Persons. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) subject to the limitations expressed in Section 6.2, reduce the amount of securities of ALU Part and the

TWVC Funds included in the registration below thirty percent (30%) of the total amount of securities included in such registration. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. For the avoidance of doubt, nothing in this Section 6.3(b) is intended to diminish the number of securities to be included by the Company in the underwriting.

(c) Market Stand Off. In the event the Company files a Piggyback Registration Statement pursuant to this Section 6.3 for an underwritten offering, ALU Part hereby agrees that, upon the request of the underwriters, during the period ending on the date that is ninety (90) days after the date of the final prospectus relating to such Piggyback Registration Statement or such other period as may be reasonably requested by an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) (or any successor provisions or amendments thereto), ALU Part will not, without the prior written consent of the underwriter, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any Registrable Securities, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities or (3) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (a) the sale of any Registrable Securities to an underwriter pursuant to an underwriting agreement; (b) any transfers to any stockholder, partner or member of, or owner of a similar equity interest in ALU Part, as the case may be, if, in any such case, such transfer is not for value; and (c) any transfer made by ALU Part (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of ALU Part’s or any of ALU Part’s Affiliate’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of its assets, in any such case not undertaken for the purpose of avoiding the restrictions hereunder or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate and such transfer is not for value; provided, however, transfers pursuant to clauses (b) and (c)(ii), any such transferees shall agree in writing to be bound by this Section 6.3(c). The underwriters in connection with such registration are intended third party beneficiaries of this Section 6.3(c) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. ALU Part further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6.3(c) or that are necessary to give further effect thereto. The foregoing provisions of this Section 6.3(c) shall be applicable to ALU Part only if all officers and directors of the Company and all stockholders owning more than 5% of the Company’s outstanding Common Stock, at the time the Company provides written notice of an underwritten registered public offering pursuant to Section 6.3(a)(i), are subject to the same restrictions. Any discretionary waiver or termination of the restrictions of any similar agreement or restriction pertaining to other stockholders by the Company or the underwriters shall apply pro rata to ALU Part, based on the number of shares subject to such agreements.

(d) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.3 prior to the effectiveness of such registration whether or not ALU Part has elected to include securities in such registration.

6.4 Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Section 6.2, including all registration, SEC, stock exchange, filing and qualification fees (including state securities law fees and expenses), printing expenses, messenger and delivery expenses, escrow fees, accounting fees, fees and disbursements of counsel for and independent public accountants of the Company, fees and expenses of all Persons retained by the Company and fees and disbursements of one special counsel for ALU Part (not to exceed $50,000) shall be paid by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.

6.5 Obligations of the Company. In effecting the registration of the Registrable Securities under this Article VI, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement (including without limitation, any required post-effective amendments) and the Prospectus included therein as may be necessary to effect and maintain the effectiveness of the Shelf Registration Statement and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of the Shelf Registration Statement;

(b) prepare and file with the SEC the registration statement required pursuant to Section 6.3 (the “Piggyback Registration Statement,” and, together with the Shelf Registration Statement, the “Registration Statements” and, each individually a “Registration Statement”) and such amendments and supplements to the Registration Statements (including without limitation, any required post-effective amendments) and the Prospectus included therein as may be necessary to effect and maintain the effectiveness of the Registration Statements and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of the Registration Statements and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statements in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement

(c) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by the Shelf Registration Statements in accordance with the intended methods of disposition by ALU Part provided for in the Registration Statements;

(d) provide ALU Part and its legal counsel (“Legal Counsel”) a reasonable opportunity to participate in the preparation of the Shelf Registration Statements, each prospectus included therein or filed with the SEC and each amendment or supplement thereto (but not including any documents incorporated by reference), in each case subject to customary confidentiality restrictions, and give reasonable consideration to any comments Legal Counsel provides with respect to the Registration Statements or amendment or supplement thereto. The Company shall furnish to Legal Counsel copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statements;

(e) keep the Shelf Registration Statement current and continuously effective pursuant to Rule 415 at all times until such date the Registrable Securities registered pursuant to the Shelf Registration Statement are no longer Registrable Securities;

(f) the Registration Statements shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading;

(g) furnish to ALU Part such numbers of copies of a prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(h) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. If ALU Part participates in such underwriting, it shall also enter into and perform its obligations under such an agreement;

(i) promptly notify ALU Part (A) when the Registration Statement or the Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to the Registration Statements or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC with respect thereto or any request by the SEC for amendments or supplements to the Registration Statements or prospectus or for additional information (the Company shall respond to such comments and requests from the SEC as promptly as reasonably possible), (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statements or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (E) if at any time when a prospectus is required to be delivered under the Securities Act, that the Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the Company shall use its commercially reasonable efforts to promptly prepare a supplement or amendment to the Registration Statement to conform to such requirements or to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the selling Investor as the selling Investor may reasonably request).;

(j) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(k) in the case of an underwritten offering, make available for inspection, at the Company’s headquarters during normal business hours, by ALU Part, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by ALU Part or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by ALU Part, underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement;

(l) use its reasonable efforts to register or qualify, and cooperate with ALU Part, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as ALU Part or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 6.2(a), as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(m) notify ALU Part and underwriters, if any, of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities.

(n) in the case of an underwritten offering, obtain for delivery to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters and their respective counsel;

(o) in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(p) comply with all requirements of The Nasdaq Capital Market with regard to the issuance of the Common Shares and use its reasonable efforts to list the Registrable Securities covered by the Registration Statement with The Nasdaq Capital Market or any securities exchange on which the Common Stock is then listed;

(q) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of the Registration Statement;

(r) cooperate with ALU Part and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as ALU Part or the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities;

(s) in the event the Company becomes eligible to use a registration statement on Form S-3 for the resale of the Registrable Securities, the Company shall file a post-effective amendment to amend the Shelf Registration Statement to a registration statement on Form S-3;

(t) use its reasonable efforts to comply with all applicable securities laws and make available to ALU Part, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

(u) enter into and perform customary agreements and take such other commercially reasonable actions as are prudent and reasonably required in order to expedite or facilitate the disposition of the Registrable Securities

6.6 Other Registration Rights. ALU Part acknowledges that the Company has granted registration rights to the TWVC Funds pursuant to the Stockholder Agreement. The Company agrees that it shall not, after the date hereof, grant to any other Person rights related to the registration of any of the Company’s securities that are superior to, or more expansive than, those granted to ALU Part hereunder until such time as ALU Part has sold all of its Registrable Securities.

6.7 Indemnification. For the avoidance of doubt, the indemnification provisions set forth in this Section 6.7 only apply to those matters set forth in Article 6. All other Articles and Sections of the Agreement shall be governed by Section 4.12, except for indemnification rights related to the ALU Part Observer that are covered by Section 4.13.

(a) Indemnification by the Company. To the extent permitted by law, the Company shall, and it hereby agrees to, indemnify and hold harmless ALU Part, each of ALU Part’s officers, directors, employees, partners and agents, each Person controlling ALU Part, and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of the Registrable Securities, against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (collectively, “Claims”) arising out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iv) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance or (v) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed that the Company will undertake such registration or qualification on behalf of ALU Part, and the Company shall, and it hereby agrees to, promptly reimburse each Investor or any such agent or underwriter for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Claims, provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by ALU Part or any agent, underwriter or representative of ALU Part expressly for use in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, or by ALU Part’s failure to furnish the Company, upon request, with the information with respect to ALU Part, or any agent, underwriter or representative of ALU Part, or ALU Part’s intended method of distribution, that is the subject of the untrue statement or omission or if the Company shall sustain the burden of proving that ALU Part or such agent or underwriter sold securities to the person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable prospectus (excluding any documents incorporated by reference therein) or of the applicable prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if the Company had previously furnished copies thereof to ALU Part or such agent or underwriter, and such prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement.

(b) Indemnification by ALU Part. To the extent permitted by law, ALU Part shall, and hereby agrees to (i) indemnify and hold harmless the Company, its directors, officers, employees and each Person controlling the Company and each underwriter, its partners, officers, directors, employees and each Person controlling such underwriter in any offering or sale of Registrable Securities, against any Claims to which the Company, its directors, officers, employees and each Person controlling the Company may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by ALU Part or any agent, underwriter, or representative (as the case may be) expressly for use therein, and (ii) will promptly reimburse the Company for any legal or out of pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim; provided that in no event shall any indemnification and reimbursement obligations under this Section 6.7(b) exceed the gross proceeds from the offering received by ALU Part, net of any underwriter discounts or placement agent fees and it is understood and agreed that the indemnification obligations of ALU Part pursuant to any underwriting agreement entered into in connection with any registration statement shall be limited to the obligations contained in this Section 6.7(b).

(c) Each party entitled to indemnification under this Section 6.7 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any Claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding or (ii) the Indemnifying Party shall have failed to promptly assume the defense of such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VI, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such Claim. No Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such Indemnified Party from all liabilities on claims that are the subject matter of such Claim.

(d) In order to provide for just and equitable contribution in case indemnification is unavailable to an Indemnified Party (by reason of legal prohibition or otherwise), the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) ALU Part will not be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to the Shelf Registration Statement

(less all underwriting fees and discounts), and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained herein are in addition to any liability that the Indemnifying Party may have to the Indemnified Parties and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of the Registrable Securities.

6.8 Information by ALU Part. ALU Part shall furnish to the Company such information regarding ALU Part and the distribution proposed by ALU Part as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 6.8.

6.9 Transfer of Registration Rights. The rights contained in Section 6.2 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this Article VI, may be assigned or otherwise conveyed by ALU Part to any transferee of the Registrable Securities if the transfer was permitted under Section 4.1.

6.10 Rule 144 Reporting. With a view to making available to ALU Part the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act;

(c) as long as ALU Part owns any Registrable Securities, furnish in writing upon such Investor’s written request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act; and

(d) undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144.

6.11 Termination of Registration Rights. The rights of ALU Part under Article VI hereof shall terminate on the date when there no longer remaining any Registrable Securities; provided that Section 6.4 and Section 6.8 shall survive such termination.

ARTICLE VII

MISCELLANEOUS

7.1 Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided, however, that the right to terminate this Agreement shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time, and provided further that no such termination will affect the right of any party to sue for any breach by the other party (or parties) and shall not affect any provisions hereof that expressly survive termination in accordance with the terms hereof.

7.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents or the Alcatel-Lucent Loan Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby; provided that the Company shall pay all (a) reasonable costs and expenses of ALU Part and its Affiliates associated with the negotiation, preparation, due diligence and administration of the Transaction Documents and, prior to the funding date thereunder, the Alcatel-Lucent Loan Agreement, and each of the documents related thereto up to a cumulative maximum of $300,000; (b) reasonable costs and expenses of Alcatel-Lucent USA associated with the administration of the Alcatel-Lucent Loan Agreement following the funding date thereunder, including, without limitation, any costs and expenses incurred in connection with the perfection of the collateral set forth in the Alcatel-Lucent Loan Agreement and held outside of the United States, and any costs of collection incurred by Alcatel-Lucent USA (including reasonable attorneys’ fees and expenses); and (c) reasonable costs and expenses of the TWVC Funds associated with the negotiation, preparation, due diligence and administration of the Transaction Documents and each of the documents related thereto up to a cumulative maximum of $300,000. The Company shall pay all Transfer Agent fees in connection with the sale and issuance of the securities.

7.3 Entire Agreement. The Transaction Documents (and the Alcatel-Lucent Loan Agreement for purposes of Section 7.2 only), together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to

6:30 p.m. (Pacific Time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (Pacific Time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. An Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that such Investor may transfer or assign its rights and obligations under this Agreement, in whole or in part, to one or more of their respective Affiliates at any time; provided that such transfer or assignment will not relieve such Investor of any of its obligations hereunder.

7.8 Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Investors and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than those persons mentioned in the preceding sentence or otherwise explicitly mentioned in this Agreement, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

7.9 Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN NEW CASTLE COUNTY FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTORS HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE

COMPANY OR THE INVESTORS, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS) AND SUCH PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

7.11 Survival. The representations and warranties of the Company contained herein shall survive the Closing. The covenants of the Company and the Investors contained in this Agreement shall terminate on the Closing Date; provided, that the covenants that by their terms are required to be performed in whole or in part following the Closing Date shall survive the Closing Date.

7.12 Severability. If any provision of this Agreement is prohibited by law or otherwise held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13 Replacement of Certificate. If any certificate or instrument evidencing any Company Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Company Shares.

7.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

7.15 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

7.16 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Common Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Omid Tahernia
	Name:	Omid Tahernia
	Title:	President & Chief Executive Officer

Address for Notice:

Ikanos Communications, Inc.
47669 Fremont Blvd.
Fremont, CA 94538
Facsimile No.: (510) 979-0500
Telephone No.: (510) 979-0400
Attn: General Counsel

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
Facsimile No.: (650) 233-4545
Telephone No.: (650) 233-4537
Attn: Jorge A. del Calvo

COMPANY SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALCATEL-LUCENT PARTICIPATIONS, S.A

By:	/s/ Remi Thomas

Its:	Head of M&A Corporate Development

Address for Notice:

Alcatel-Lucent Participations, S.A
Address:	148/152 route de la Reine
92100 Boulogne-Billancourt
France
Telephone No.: +33 (0) 1 55 14 10 10
Attention: Anit Jain (M&A Department)

with a copy to (which shall not constitute notice) to:

Winston & Strawn LLP
Address:	200 Park Avenue
New York, New York 10166
Telephone No.: 212-294-6721
Attention: Robert J. Rawn

INVESTOR SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TALLWOOD III, L.P.
TALLWOOD III PARTNERS, L.P. TALLWOOD III ASSOCIATES, L.P.

By: Tallwood III Management, LLC
Its General Partner

By:	/s/ George Pavlov
Managing Member

Address for Notice:

Tallwood Venture Capital
Facsimile No.: (650) 473-6755
Telephone No.: (650) 473-6750

with a copy to (which shall not constitute notice) to:

Latham & Watkins LLP
Address:	140 Scott Drive
Menlo Park, California 94025
Telephone No.: 650-463-2606
Attention: Christopher L. Kaufman

Exhibit A

TWVC Standby Purchase Agreement

Exhibit B

Investor	No. of Shares	Purchase Price

Alcatel-Lucent Participations, S.A	12,195,121	$4,999,999.61

Tallwood III, L.P.	24,188,597	$9,917,324.77

Tallwood III Partners, L.P.	3,063,018	$1,255,837.38

Tallwood III Associates, L.P.	187,408	$76,837.28

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